Exhibit 10.5

Dec. 13, 2020

Paul Manners

943 Aquarius Way

Oakland, CA 94611

Re:	First Amendment to July 9, 2019 Consulting Agreement

Dear Paul:

As discussed, we have agreed to modify your July 9, 2019 Consulting Agreement as follows:

Effective December 1, 2020, please change the compensation from $50 per hour to $150 per hour up to 30 hours per month. Consultant may not exceed 30 hours in a calendar month without prior written (email) approval from the CEO.

Please sign this letter to indicate your agreement with these amendments.

Yours,

Shaun R. Bagai, CEO

Acknowledged and Agreed by

Paul Manners:

Date: